Exhibit 4.1

LEXICON PHARMACEUTICALS, INC. NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM
Investor ID Number
Lexicon Pharmaceuticals, Inc. (the “Company”) is offering (the “Rights Offering”) to its stockholders of record as of the close of business on November 21, 2011 (the “Record Date”) non-transferable rights (each a “Subscription Right”) to subscribe to purchase up to an aggregate 144,247,542 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), at a subscription price of $1.13 per share (the “Subscription Price”). Each stockholder of record as of the Record Date will receive, at no charge, one Subscription Right for each share of Common Stock held of record on the Record Date. Each Subscription Right will allow the holder thereof to subscribe to purchase 0.427175 share(s) of Common Stock at the Subscription Price. Subscription Rights may only be exercised in whole numbers; the Company will not issue fractional shares of Common Stock and will round all shares of Common Stock down to the nearest whole number. All exercises of Subscription Rights are irrevocable.
For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus Supplement dated November 22, 2011 and the accompanying Prospectus (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from BNY Mellon Shareowner Services from within the U.S., Canada or Puerto Rico toll free at (800) 777-3674, or if you are located outside of the U.S., at (201) 680-6579.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 5 ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE
2 ☐ BASIC SHARES TO SUBSCRIBE
WHOLE SHARES

1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
3 ☐ OVER-SUBSCRIPTION FOR SHARES
WHOLE SHARES

X
Signature of Shareholder	Date	Daytime Telephone #	ENCLOSED IS MY CHECK FOR $

X
Signature of Shareholder	Date	Daytime Telephone #

4

SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES
LEXICON PHARMACEUTICALS, INC. SUBSCRIPTION FOR RIGHTS OFFERING
November 22, 2011
A. Number of shares of Common Stock subscribed for through the basic subscription privilege (not to exceed 0.427175 share(s) for each Right held): _____________________ Shares of Common Stock
B. Number of shares of Common Stock subscribed for through the over-subscription privilege (No limit, except basic subscription must be fully exercised): _______________________ Shares of Common Stock
C. Total Subscription Price (sum lines A and B multiplied by $1.13): $ ____________________, in the form of certified or cashier's check or bank draft drawn upon a U.S. bank payable to BNY Mellon Shareowner Services (acting on behalf of The Bank of New York Mellon, N.A., the Subscription Agent)

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES
By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico 1-800-777-3674 (Toll Free) From outside the U.S. 1-201-680-6579 (Collect)
SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK OF LEXICON PHARMACEUTICALS, INC. RETURN TO: THE BANK OF NEW YORK MELLON, N.A. C/O BNY MELLON SHAREOWNER SERVICES
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS
By Mail BNY Mellon Shareowner Services Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606		By Overnight Courier or By Hand BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 22, 2011 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

SUBSTITUTE FORM W-9 - Department of the Treasury, Internal Revenue Service Payer's Request for Taxpayer Identification Number (TIN)
Part 1 PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	FILL IN the space below

Under penalties of perjury, I certify that:
1.The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.I am a U.S. citizen or other U.S. person (including a U.S. resident alien).
EXEMPT PAYEE ☐
Please check appropriate box: Individual/Sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate ☐
☐ Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership ————————————————— Enter appropriate tax classification here
☐ Other
See enclosed Instructions
Certification instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Signature	Date:

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1.	Sign and date Box 1 and include your day time phone number.

2.	Place an X in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privileges.

3.	Place an X in the box and fill in the number of whole shares you wish to over-subscribe for your over-subscription privileges. (No limit, except basic subscription must be fully exercised).

4.	Rights card and calculation section for determining your basic/over-subscription privileges.

5.
PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the "Important Tax Information" document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 22, 2011 AND THIS SUBSCRIPTION CERTIFICATE AND ELECTION FORM IS VOID THEREAFTER. BY EXECUTING THIS SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM ON THE REVERSE SIDE, THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO THE FOLLOWING TERMS AND CONDITIONS: (1) AT THE TIME OF SUBMITTING THIS SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM, THE UNDERSIGNED AGREES TO DELIVER THE FULL PURCHASE PRICE FOR ALL SHARES OF COMMON STOCK AND (2) THE UNDERSIGNED AGREES TO ALL OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING AS SET FORTH IN THE PROSPECTUS, WHICH ARE INCORPORATED HEREIN BY REFERENCE, AND OF THIS SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM.